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                                                                      EXHIBIT 21


                    NATIONAL STEEL CORPORATION SUBSIDIARIES

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
                                               Jurisdiction    Percentage
                                                    of        Outstanding
            Name                               Incorporation  Stock Owned
            ----                               -------------  ------------
 American Steel Corporation                    Michigan               100%
 Delray Connecting Railroad Company            Michigan               100%
 D. W. Pipeline Company                        Michigan               100%
 Fayette Land Company                          Delaware               100%
 Granite City Steel Company                    Illinois               100%
 Granite Intake Corporation                    Delaware               100%
 Granite Office Building Corporation           Illinois               100%
 Great Lakes Steel Corporation                 Delaware               100%
 The Hanna Furnace Corporation                 New York               100%
 Hanna Ore Mining Company                      Minnesota              100%
 Liberty Pipe and Tube, Inc.                   Texas                  100%
 Mathies Coal Company                          Pennsylvania         86.67%
 Mid-Coast Minerals Corporation                Delaware               100%
 Midwest Steel Corporation                     Pennsylvania           100%
 Natcoal, Inc.                                 Delaware               100%
 National Acquisition Corporation              Delaware               100%
 National Caster Acquisition Corporation       Delaware               100%
 National Caster Operating Corporation         Delaware               100%
 National Casting Corporation                  Delaware               100%
 National Coal Mining Company                  Delaware               100%
 National Coating Limited Corporation          Delaware               100%
 National Coating Line Corporation             Delaware               100%
 National Materials Procurement Corporation    Illinois               100%
 National Mines Corporation                    Pennsylvania           100%
 National Ontario Corporation                  Delaware               100%
 National Ontario II, Limited                  Delaware               100%
 National Pickle Line Corporation              Delaware               100%
 National Steel Corporation (New York)         New York               100%
 National Steel Funding Corporation            Delaware               100%
 National Steel Pellet Company                 Delaware               100%
 Natland Corporation                           Delaware               100%
 National Steel Foreign Sales Corporation      Barbados               100%
 NS Land Company                               New Jersey             100%
 NSC Realty Corporation                        Delaware               100%
 NSL, Inc.                                     Delaware               100%
 Peter White Coal Mining Corporation           West Virginia          100%
 Puritan Mining Company                        Michigan               100%
 Rostraver Corporation                         Delaware               100%
 Skar-Ore Steamship Corporation                Delaware               100%
 The Teal Lake Iron Mining Company             Michigan               100%
